 Back to Form 8-K
Exhibit 10.1

FIRST AMENDMENT TO THE CREDIT AGREEMENT

This FIRST AMENDMENT TO THE CREDIT AGREEMENT, dated as of July 20, 2012 (this “Amendment”), in respect of and to that certain Credit Agreement, dated as of August 1, 2011 (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Credit Agreement”), by and among WELLCARE HEALTH PLANS, INC., a corporation formed under the laws of the state of Delaware (the “Parent”) and THE WELLCARE MANAGEMENT GROUP, INC., a corporation formed under the laws of the state of New York (“WMG”, and together with the Parent, the “Borrowers”), the Lenders signatory thereto from time to time (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”).

RECITALS:

WHEREAS, the Parent has requested that the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement.

WHEREAS, the Administrative Agent and the Lenders are willing to consent to this Amendment pursuant to, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.	Definitions. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Credit Agreement.

SECTION 2.	Amendments to the Credit Agreement. Effective as of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

2.1	Article I, Section 1.01 is hereby amended as follows:

(a)	The chart in the definition of “Applicable Rate” is hereby deleted in its entirety and replaced with the following:

	Cash Flow Leverage Ratio	Eurodollar Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 0.75 to 1.00	1.50%	0.50%	0.25%
Category 2:	≥ 0.75 to 1.00 but < 1.25 to 1.00	1.75%	0.75%	0.30%
Category 3:	≥ 1.25 to 1.00 but < 1.50 to 1.00	2.00%	1.00%	0.35%
Category 4:	≥ 1.50 to 1.00 but < 1.75 to 1.00	2.50%	1.50%	0.375%
Category 5:	≥ 1.75 to 1.00 but < 2.25 to 1.00	3.00%	2.00%	0.45%
Category 6:	≥ 2.25 to 1.00	3.25%	2.25%	0.50%

(b)	Clause (i) of the definition of “Applicable Rate” is hereby amended by deleting the phrase “Category 5” and replacing it with “Category 6”.

(c)	The definition of “Restricted Payment” is hereby deleted in its entirety and shall be replaced with the following:

““Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent or any Subsidiary (other than a Joint Venture), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of or otherwise with respect to any Equity Interests in the Parent or any Subsidiary (other than a Joint Venture) or any option, warrant or other right to acquire any such Equity Interests in the Parent or any Subsidiary (other than a Joint Venture).”

(d)	The definition of “Subsidiary Guarantor” is hereby deleted in its entirety and shall be replaced with the following:

 ““Subsidiary Guarantor” means each Subsidiary, other than any Subsidiary that is a New Subsidiary, a Joint Venture, a Foreign Subsidiary, an Immaterial Subsidiary, Designated HMO Subsidiary, a Designated Insurance Subsidiary, an Insurance Subsidiary or an HMO Subsidiary (provided, that any Joint Venture or HMO Subsidiary that has provided a Guarantee of any Indebtedness of the Parent or any other Loan Party shall, so long as such Guarantee remains in effect, be a Subsidiary Guarantor).”

(e)	The following definitions shall be added in proper alphabetical order:

““New Subsidiary” means a subsidiary of a Subsidiary that is not a Loan Party.”

““Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form, that is not a wholly-owned Subsidiary.”

2.2	Article VI, Section 6.01(e) is hereby amended by deleting it in its entirety and replacing it with the following:

 “(e) Purchase money indebtedness, Synthetic Lease Obligations and Capital Lease Obligations of the Parent and its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including IT Assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) the aggregate amount of all such Indebtedness does not exceed 1.0% of the total consolidated revenue of the Parent and its Subsidiaries for the four-quarter period ended as of the last day of the most recent fiscal quarter for which financial statements of the Parent have been delivered in accordance with Section 5.04, (ii) the Indebtedness when incurred shall not be more than 100% of the lesser of the cost or fair market value as of the time of acquisition of the asset financed, (iii) such Indebtedness is issued and any Liens securing such Indebtedness are created concurrently or within 90 days after such acquisition or the completion of such construction or improvement and (iv) no Lien securing such Indebtedness shall extend to or cover any property or asset of any Loan Party other than the asset so financed;”

2.3	Article VI, Section 6.01(k) is hereby amended by deleting in it its entirety and replacing it with the following:

 “(k)  Indebtedness of any person that becomes a Subsidiary, or is merged with or consolidated into one of the Loan Parties, or any of their Subsidiaries, after the date hereof (provided that (i) such Indebtedness exists at the time such person becomes a Subsidiary, or is merged with or consolidated into one of the Loan Parties, or any of their Subsidiaries and is not created in contemplation of or in connection with such person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this subsection 6.01(k) shall not exceed $15,000,000 at any time outstanding) and any refinancings, renewals and replacements of any such Indebtedness that do not (x) increase the outstanding principal amount thereof or (y) result in a maturity date that is prior to, or decrease the weighted average life thereof for the period ending before, the earlier of (A) 180th day following the Maturity Date and (B) the date on which such original Indebtedness matured);”

2.4	Article VI, Section 6.01(t) is hereby amended by deleting the “and” after the “;” at the end of such section.

2.5	Article VI, Section 6.01(u) is hereby amended by deleting the “.” at the end of such section and replacing it with “;”.

2.6	Article VI, Section 6.01 is hereby amended by adding the following new subsections at the end thereof:

“(v)          unsecured senior Indebtedness incurred by any Loan Party or any of their Subsidiaries; provided, that (i) at the time of the incurrence of such Indebtedness, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) the Cash Flow Leverage Ratio, at the time of and after giving effect (including giving effect on a Pro Forma Basis) to the incurrence of such Indebtedness shall be at least 0.25 to 1.00 less than the maximum Cash Flow Leverage Ratio then permitted by Section 6.12, (iii) the aggregate principal amount of all such Indebtedness (other than Guarantees by Subsidiaries of Indebtedness of any Borrower) incurred by the Subsidiaries pursuant to this subsection 6.01(v) does not exceed $40,000,000 at any one time outstanding and (iv) such Indebtedness shall have a maturity date at least 91 days after the Maturity Date and shall require no scheduled or other mandatory payment of principal (including any payment at the option of the holders of such Indebtedness and any payment pursuant to a sinking fund obligation, but excluding any payment required upon the occurrence of a change in control, however defined in the documents governing such Indebtedness) prior to the 91st day following the Maturity Date; and

(w)            unsecured Indebtedness incurred by any Loan Party or any of their Subsidiaries; provided, that (i) at the time of the incurrence of such Indebtedness, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) the Cash Flow Leverage Ratio at the time of and after giving effect (including giving effect on a Pro Forma Basis) to the incurrence of such Indebtedness shall not exceed the maximum Cash Flow Leverage Ratio then permitted by Section 6.12, (iii) such Indebtedness shall be expressly subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and (iv) such Indebtedness shall have a maturity date at least 91 days after the Maturity Date and shall require no scheduled or other mandatory payment of principal (including any payment at the option of the holders of such Indebtedness and any payment pursuant to a sinking fund obligation, but excluding any payment required upon the occurrence of a change in control, however defined in the documents governing such Indebtedness) prior to the 91st day following the Maturity Date.”

2.7	Article VI, Section 6.02(j) is hereby amended by deleting it in its entirety and replacing it with the following:

“(j)           any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Subsidiary or existing on any property or asset of any person that becomes a Subsidiary, or is merged with, or consolidated into, any Loan Party or any Subsidiary, after the date hereof prior to the time such person becomes a Subsidiary, or is merged with or consolidated into any Loan Party or any Subsidiary; provided that (i) such Lien is not created in contemplation of, or in connection with, such acquisition or such person becoming a Subsidiary, or being merged with or consolidated into any Loan Party or any Subsidiary, as the case may be, (ii) such Lien does not apply to any other property or asset of the Parent or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary, or is merged with or consolidated into any Loan Party or any Subsidiary, as the case may be, and extensions, renewals and replacements thereof permitted by this Agreement;”

2.8	Article VI, Section 6.02(y) is hereby amended by deleting “Section 6.01(t)” at the end of such section and replacing it with “Section 6.01(s)”.

2.9	Article VI, Section 6.02(z) is hereby amended by deleting the “and” after the “;” at the end of such section.

2.10	Article VI, Section 6.02(aa) is hereby amended by deleting the “.” at the end of such section and replacing it with “; and”.

2.11	Article VI, Section 6.02 is hereby amended by adding the following new subsection at the end thereof:

“(bb)       Liens deemed to exist by reason of (x) any encumbrance or restriction (including put and call arrangements) with respect to any joint venture or similar arrangement or (y) any encumbrance or restriction imposed by any contract for the sale by the Parent or any of the Subsidiaries of any of the Equity Interests of its subsidiaries, or any business unit or division or assets permitted pursuant to this Agreement.”

2.12	Article VI, Section 6.04(a) is hereby amended by deleting it in its entirety and replacing it with the following:

“(a) (i) investments by the Parent and the Subsidiaries existing on the date hereof in the Equity Interests of the Subsidiaries and (ii) additional investments by the Parent and the Subsidiaries in the Equity Interests of persons that are Subsidiaries at the time such investments are made (including Subsidiaries organized after the date hereof by the Parent or existing Subsidiaries); provided that (A) any such Equity Interests held by a Loan Party shall, subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in the definition of the term “Guarantee and Collateral Requirement”, be pledged as required by the Security Agreement and (B) with respect to investments by Loan Parties in Subsidiaries (other than New Subsidiaries, Designated HMO Subsidiaries, Designated Insurance Subsidiaries, HMO Subsidiaries, Insurance Subsidiaries and Joint Ventures) that are not Loan Parties (determined without regard to any write-downs or write-offs of such investments), at the time of such investment, the Cash Flow Leverage Ratio both at the time of and after giving effect to (including giving effect on a Pro Forma Basis) each such investment shall be at least 0.25 to 1.00 less than the maximum Cash Flow Leverage Ratio then permitted by Section 6.12;”

2.13            Article VI, Section 6.04(h) is hereby amended by deleting it in its entirety and replacing it with the following:

“(h)    any Loan Party or any of the Subsidiaries may acquire all or a substantial portion of the assets of a person or line of business of such person, or greater than 50% of the Equity Interests of a person (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent or any Subsidiary; (ii) the Acquired Entity shall constitute a business permitted by Section 6.08; (iii) the Acquired Entity, if any, is organized under the laws of the United States of America or any State thereof or Puerto Rico or the District of Columbia and at least 80% of the consolidated gross operating revenues of such Acquired Entity for the most recently completed period of twelve months were derived from domestic operations in the United States of America, any State thereof or Puerto Rico or the District of Columbia; and (iv) at the time of such acquisition (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the sum of (x) unrestricted and unencumbered cash maintained by the Loan Parties and (y) the aggregate Available Revolving Commitments shall not be less than $50,000,000; (B) the Parent would be in Pro Forma Compliance; (C) the Cash Flow Leverage Ratio at the time of and after giving effect (including giving effect on a Pro Forma Basis) to such acquisition shall be at least 0.25 to 1.00 less than the maximum Cash Flow Leverage Ratio then permitted by Section 6.12; and (D) the consolidated EBITDA of the Acquired Entity (determined in a manner substantially similar to the manner of determination of the Consolidated EBITDA of the Parent) for the most recently completed period of four consecutive fiscal quarters ending prior to such acquisition shall not exceed the amount equal to the quotient obtained by dividing (x) Consolidated EBITDA of the Parent for the most recently completed period of four consecutive fiscal quarters for which financial statements shall have been delivered to the Administrative Agent, calculated on a Pro Forma Basis in respect of such acquisition, by (y) four; and (iv) the Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Parent confirming compliance with subclauses (i) through (iii) above, together with all relevant financial information for the Acquired Entity and reasonably detailed calculations demonstrating satisfaction of the requirements set forth in subclause (iii) above (any acquisition of an Acquired Entity meeting all the criteria of this clause being referred to herein as a “Permitted Acquisition”);”

2.14            Article VI, Section 6.04(t) is hereby amended by deleting it in its entirety and replacing it with the following:

“(t)     investments by any Subsidiary in any other Subsidiary; provided that such investments may not be made at any time after the occurrence and during the continuance of a Default or Event of Default, provided, further, that the Cash Flow Leverage Ratio at the time of and after giving effect (including giving effect on a Pro Forma Basis) to each such investment shall be at least 0.25 to 1.00 less than the maximum Cash Flow Leverage Ratio then permitted by Section 6.12.”

2.15	Article VI, Section 6.04(w) is hereby amended by deleting the “and” after the “;” at the end of such section.

2.16	Article VI, Section 6.04(x) is hereby amended by deleting the “.” at the end of such section and replacing it with “; and”.

2.17	Article VI, Section 6.04 is hereby amended by adding the following new subsection at the end thereof:

“(y)    investments in Joint Ventures, provided, however, the Cash Flow Leverage Ratio at the time of and after giving effect (including giving effect on a Pro Forma Basis) to each such investment shall be at least 0.25 to 1.00 less than the maximum Cash Flow Leverage Ratio then permitted by Section 6.12.”

2.18	Article VI, Section 6.05(a) is hereby amended by deleting it in its entirety and replacing it with the following:

“(a)  Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of any Borrower, or any Equity Interests of any Borrower, or less than all of the Equity Interests of any Subsidiary (other than a Borrower), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Parent and any Subsidiary may purchase and sell inventory machinery, equipment and other tangible assets and Permitted Investments in the ordinary course of business, (ii) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (1) any Subsidiary or Joint Venture (other than a Borrower) may merge into, or consolidate or amalgamate with, or purchase or acquire the assets of (or engage in a disposition to) a Loan Party in a transaction in which such Loan Party is the surviving corporation, (2) any Subsidiary or Joint Venture (other than a Borrower) may merge into, or consolidate or amalgamate with, any other Subsidiary or Joint Venture in a transaction in which the surviving entity is a Subsidiary (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (3) the Loan Parties and the Subsidiaries may make Permitted Acquisitions, (iii) the HMO Subsidiaries and the Insurance Subsidiaries may merge into, or consolidate or amalgamate with, or purchase or acquire the assets of (or engage in a disposition to) any other HMO Subsidiary, Insurance Subsidiary or Subsidiary of an HMO Subsidiary or Insurance Subsidiary and (iv) any Subsidiary or Joint Venture that is not a Loan Party may merge into, or consolidate or amalgamate with, or purchase or acquire the assets of (or engage in a disposition to) any Subsidiary or Joint Venture that is not a Loan Party.”

2.19	Article VI, Section 6.05(b)(ii) is hereby amended by deleting the reference to “6.05(c)” and replacing it with “6.05(b)” and by deleting the “and” after the “;” at the end of such section.

2.20	Article VI, Section 6.05(b)(iii) is hereby amended by deleting the “.” at the end of such section and replacing it with “; and”.

2.21           Article VI, Section 6.05(b) is hereby amended by adding the following new subsection at the end thereof:

   “(iv)           Asset Sales by the Parent or any of its subsidiaries to Joint Ventures permitted pursuant to Section 6.04(y) and Asset Sales of Equity Interests in Joint Ventures, provided, however, the Cash Flow Leverage Ratio at the time of and after giving effect (including giving effect on a Pro Forma Basis) to such Investment shall be at least 0.25 to 1.00 less than the maximum Cash Flow Leverage Ratio then permitted by Section 6.12.”

2.22           Article VI, Section 6.06(b) is hereby amended by deleting it in its entirety and replacing it with the following:

“(b)           Enter into, incur or permit to exist any agreement or other arrangement (other than, in the case of any HMO Subsidiary, Joint Venture or any Insurance Subsidiary, with a Governmental Authority regulating such Subsidiary) that prohibits, restricts or imposes any condition upon (i) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary (other than an HMO Subsidiary or an Insurance Subsidiary) to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Loan Party or to Guarantee Indebtedness of any Loan Party; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) clause (i) above shall not apply to (x) customary provisions in leases and other contracts restricting the assignment thereof, (y) any Lien permitted by Section 6.02 or any document or instrument governing any such permitted Lien if such restrictions or conditions apply only to the property or assets subject to such permitted Lien and (z) Swap Agreements, (D) customary restrictions and conditions contained in agreements relating to purchase money indebtedness for property acquired, Synthetic Lease Obligations and Capital Lease Obligations permitted pursuant to Section 6.01(e) that impose restrictions on the property so acquired or subject to such obligations, (E) any agreement, license or other instrument of Person acquired by or merged or consolidated or amalgamated with, or into, any Loan Party or any Subsidiary in existence at the time of such merger, consolidations or amalgamation (but in any such case not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person other than the Person and its subsidiaries, or the property or assets of the Person and its subsidiaries so acquired, and (E) customary provisions in any joint venture agreement or similar agreement to the extent prohibiting the pledge of the Equity Interests of such Joint Venture.”

2.23           Article VI, Section 6.08(a) is hereby amended by deleting the text in the parenthetical and replacing it with “including, without limitation, establishment of clinics, Wholly-Owned Insurance Subsidiaries and HMO Subsidiaries”.

2.24           Article VI, Section 6.08(b) is hereby amended by deleting it in its entirety and replacing it with the following:

“(b)           Form or acquire any Foreign Subsidiary (other than formation of a Wholly-Owned Insurance Subsidiary) or permit any person other than a Loan Party to own any Equity Interests of any Loan Party.”

                              2.25            Article VI, Section 6.10(a) is hereby amended by deleting the phrase “the greater of (i) “$65,000,000 and (ii)” and deleting “1.0%” and replacing it with “1.75%”.

                              2.26            Article VI, Section 6.12 is hereby amended by deleting “2.25 to 1.00” and replacing it with “2.75 to 1.00”.

SECTION 3.	Representations and Warranties. Each of the Borrowers hereby represents and warrants as follows:

3.1   As of the date hereof, and after giving effect to this Amendment, all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects, except to the extent (a) such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date and (ii) that any Schedule relating to any such representation and warranty was not required to be updated pursuant to the terms of the Credit Agreement (it being understood that the Administrative Agent has not requested any such update); provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

3.2   The execution, delivery and performance by each of the Borrowers of this Amendment is within such Borrower’s corporate powers, has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official, and does not contravene or constitute a default under, (i) each of the Borrower’s certificate of incorporation, as amended, or by-laws or (ii) any provision of applicable law or regulation or any contractual restriction, judgment, order, injunction, decree or other instrument binding on either of the Borrowers.

3.3   This Amendment has been duly executed and delivered by each of the Borrower.  This Amendment is a legal, valid and binding obligation of each of the Borrowers and is enforceable against such Borrower in accordance with its terms, except as the enforcement hereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or to general principles of equity.

3.4   After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under any of the Loan Documents or will be triggered by the execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby.

SECTION 4.   Conditions Precedent to Effectiveness.  This Amendment shall be effective (the “First Amendment Effective Date”) upon the satisfaction of the following:

4.1   (a) This Amendment shall have been duly executed and delivered by each of the Borrowers, the Administrative Agent, and the Required Lenders and (b) the Consent and Reaffirmation attached hereto shall have been duly executed and delivered by the Subsidiary Guarantors.

4.2   After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or will be triggered by the execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby.

4.3   The Administrative Agent shall have received, for the account of each Lender party hereto, an amendment fee in an amount equal to the amount previously disclosed to the Lenders.

4.4   The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ fees and reasonable documented out-of-pocket expenses (including reasonable documented out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.

SECTION 5.   Reference to and Effect on the Credit Agreement

5.1   Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

5.2   Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

5.3   Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

SECTION 6.   Miscellaneous.

6.1   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.2   Headings.  The headings contained in this Amendment are solely for convenience and shall not be used or relied upon in any manner in the construction or interpretation of this Amendment.

6.3    Counterparts.  This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all such counterparts, taken together, shall constitute one and the same Amendment.  Delivery of an executed counterpart of a signature page to this Amendment by electronic means shall be as effective as delivery of a manually executed counterpart.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date hereof.

THE WELLCARE MANAGEMENT GROUP, INC., as a Borrower

By:	/s/ Thomas L. Tran
Name: Thomas L. Tran
Title: SVP & CFO

WELLCARE HEALTH PLANS, INC., as a Borrower

By:	/s/ Thomas L. Tran
Name: Thomas L. Tran
Title: SVP & CFO

[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and individually as a Lender

By:	/s/ Robert L. Mendoza
Name: Robert L. Mendoza
Title: Senior Vice President

[Signature Page to First Amendment]

Name of Lender:

Wells Fargo Bank, National Association

By:	/s/ Leslie Fredericks
Name: Leslie Fredericks
Title: Senior Vice President

For any Lender requiring a second siganture line:

By:	/s/
Name:
Title:

[Signature Page to First Amendment]

Name of Lender:

SunTrust Bank

By:	/s/ Mary E. Coke
Name: Mary E. Coke
Title: Vice President

For any Lender requiring a second siganture line:

By:	/s/
Name:
Title:

[Signature Page to First Amendment]

Name of Lender:

U.S. Bank, National Association

By:	/s/ Joseph M. Schnorr
Name: Joseph M. Schnorr
Title: Vice President

[Signature Page to First Amendment]

Name of Lender:

UNION BANK, N.A.

By:	/s/ Sarah Willett
Name: Sarah Willett
Title: Vice President

[Signature Page to First Amendment]

Name of Lender:

Goldman Sachs Bank USA

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

For any Lender requiring a second siganture line:

By:	/s/
Name:
Title:

[Signature Page to First Amendment]

Name of Lender:

Hancock Bank, as successor by merger to Whitney National Bank, N.A.

By:	/s/ Kenneth C. Misemer
Name: Kenneth C. Misemer
Title: Vice President, Commercial Banking

For any Lender requiring a second siganture line:

By:	/s/
Name:
Title:

[Signature Page to First Amendment]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Penny Tsekouras
Name: Penny Tsekouras
Title: Authorized Signatory

[Signature Page to First Amendment]

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing First Amendment to the Credit Agreement dated as of August 1, 2011 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among WellCare Health Plans, Inc., The WellCare Management Group, Inc., the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which First Amendment is dated as of July 20, 2012 (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above-referenced documents and herein shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated:  July 20, 2012

[Signature Page Follows]

WCG HEALTH MANAGEMENT, INC.	HARMONY BEHAVIORAL HEALTH, INC.
By: /s/ Thomas L. Tran	By: /s/ Thomas L. Tran
Name: Thomas L. Tran	Name: Thomas L. Tran
Title: SVP & CFO	Title: SVP & CFO
HARMONY BEHAVIORAL HEALTH IPA, INC.	COMPREHENSIVE HEALTH MANAGEMENT, INC.
By: /s/ Thomas L. Tran	By: /s/ Thomas L. Tran
Name: Thomas L. Tran	Name: Thomas L. Tran
Title: SVP & CFO	Title: SVP & CFO
HARMONY HEALTH SYSTEMS, INC.	WELLCARE PHARMACY BENEFITS MANAGEMENT, INC.
By: /s/ Thomas L. Tran	By: /s/ Thomas L. Tran
Name: Thomas L. Tran	Name: Thomas L. Tran
Title: SVP & CFO	Title: SVP & CFO
WELLCARE SPECIALTY PHARMACY, INC.
By: /s/ Thomas L. Tran
Name: Thomas L. Tran
Title: SVP & CFO